MIDWAY DISCLOSES PENDING DELISTING

OF COMMON STOCK

DENVER, CO – June 22, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) received notice from the NYSE MKT LLC (the “NYSE MKT”) indicating that the NYSE MKT has suspended the Company’s common stock from trading immediately and determined to commence proceedings to delist the Company’s common stock pursuant to Section 1003(c)(iii) of the NYSE MKT LLC Company Guide. The NYSE MKT’s determination was based on the previously disclosed Chapter 11 bankruptcy filings by the Company and certain of its domestic direct and indirect subsidiaries. Also on June 22, 2015, the Toronto Stock Exchange (“TSX”) suspended the Company’s common stock from trading immediately while the TSX reviews the Company’s continued eligibility for listing under the TSX’s Expedited Review Process. The suspension and possible delisting are based on the Chapter 11 bankruptcy filings of the Company and certain of its direct and indirect subsidiaries, the Company’s financial condition and/or operating results, and whether the Company has adequate working capital and appropriate capital structure. A hearing to decide whether to delist the Company’s securities from the TSX is currently scheduled for June 25, 2015.

The Company does not intend to take any further action to appeal these decisions, and therefore it is expected that the common stock will be delisted from both the NYSE MKT and the TSX following completion of their proceedings.

Also effective today, the current Chairman of the Board of Directors of the Company, Timothy J. Haddon, has resigned from the Board of Directors for personal reasons. The Board of Directors wishes to thank Mr. Haddon for his services.

Midway Gold Corp.

Investor Relations phone: 720-979-0900

www.midwaygold.com

Neither the Toronto Stock Exchange, its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about future exchange decisions, appeal and other statements, estimates and expectations. Forward-looking statements are typically identified by words such as: “plan", "expect", "anticipate", "intend", "estimate", “budgeted” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results, modelling, engineering and other analysis; risk of inaccurate estimation of gold resources and reserves; the possibility that the estimated recovery rates and grades may not be achieved as modelled or projected; the possibility that capital and operating costs may be higher than currently estimated and may render operations uneconomic; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; inherent, unanticipated and unknown risks associated with production activities; the possibility that required permits may not be obtained on a timely manner or at all; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.